UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________
FORM 8-K
______________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

June 22, 2020
Date of Report (Date of earliest event reported)
______________________________
New Relic, Inc.
(Exact name of registrant as specified in its charter)
 ______________________________

Delaware	001-36766	26-2017431
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
188 Spear Street, Suite 1000
San Francisco, California 94105
(Address of principal executive offices, including zip code)
(650) 777-7600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NEWR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2020, Peter Fenton notified New Relic, Inc. (the “Company”) of his intention not to stand for re-election as a Class III director when his term expires, and therefore resign as a director of the Company, as the Company’s Chair of the Board of Directors, and as a member and Chair of the compensation committee of the Board of Directors, each effective at the conclusion of the Company’s 2020 annual meeting of stockholders (the “2020 Annual Meeting”). Mr. Fenton’s decision is not the result of any disagreement with the Company or its operations, policies, or practices.

On June 24, 2020, the Company’s Board of Directors appointed Hope Cochran as Chair of the Board of Directors and Caroline Watteeuw Carlisle as a member and Chair of the compensation committee of the Board of Directors, each effective at the conclusion of the 2020 Annual Meeting.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Relic, Inc.

Date: June 24, 2020	By:	/s/ Mark Sachleben
Mark Sachleben Chief Financial Officer